Exhibit 99.10

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the Quarterly Report of Fidelity Southern Corporation f/k/a Fidelity National Corporation (the “Corporation”) on Form 10-Q for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, M. Howard Griffith, Jr., Chief Financial Officer of the Corporation, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 12(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.

/s/ M. Howard Griffith, Jr. Name: M. Howard Griffith, Jr. Title: Chief Financial Officer

Date: May 12, 2003

A signed original of this written statement required by Section 906 has been provided to Fidelity Southern Corporation and will be retained by Fidelity Southern Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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